UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors of Enphase Energy, Inc. (the “Company”) was notified that, Chong Sup Park intends to resign as a member of the Company’s Board of Directors (the “Board”) effective on the earlier of (i) December 31, 2013 or (ii) the date when an independent director is appointed to replace him. On December 11, 2012, the Board was also notified that Raghuveer R. Belur intends to resign from the Board, effective at the end of March 2013 (approximately on the one-year anniversary of the Company’s initial public offering of common stock). Mr. Belur is expected to continue his service as the Company’s Vice President of Products and Strategic Initiatives after his resignation from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer